UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 19,  2005

HOUSERAISING, INC.
(Exact name of Registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	56-2253025 (I.R.S. Employer Identification No.)

4801 East Independence Boulevard, Suite 201, Charlotte, NC 28212 (Address of Principal Executive Offices)	000-50701 (Commission File Number)

(704) 532-2121 (Registrant’s telephone number, including area code)

This Current Report on Form 8-K is filed by HouseRaising, Inc., a North Carolina corporation (the “Registrant”), in connection with the matters described herein.

Item 3.02 Unregistered Sales of Equity Securities

In August 2005, the Registrant commenced a $3.5 million private offering of common stock and warrants that is intended to be exempt from registration pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Act”). The Registrant reports that on August 19, 2005, it sold one unit consisting of 500,000 shares of common stock and an equal amount of warrants to an “accredited investor” as defined in Rule 501(a) for $250,000 under this offering. The unit was priced at $0.50 per share of common stock and $.50 for a four year warrant to purchase additional shares at an exercise price of $0.50 per warrant. Neither the shares of common stock sold nor the shares underlying the warrants are entitled to any registration rights, and the investor will rely on Rule 144 under the Act in order the sell the shares of common stock on the Over-the-Counter Bulletin Board after satisfying the Rule’s one-year holding period and other requirements. There were no underwriting discounts or commissions in this transaction.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSERAISING, INC.

Date: September 23, 2005	By:	/s/ Gregory J. Wessling
Gregory J. Wessling Chairman and CEO

3